EXHIBIT 4.16

                              SNH CAPITAL TRUST III

                              CERTIFICATE OF TRUST


         THIS IS TO CERTIFY THAT:

         FIRST: The undersigned trustees hereby form a business trust pursuant to the laws of the State of Maryland.

         SECOND: The name of the business trust (the "Trust") is:


                              SNH Capital Trust III

         THIRD: The address of the Trust's principal office in the State of Maryland is c/o Ballard Spahr Andrews & Ingersoll, LLP, 300 East Lombard Street, Baltimore, Maryland 21202, Attention: James J. Hanks, Jr.

         FOURTH: The name and business address of the Trust's resident agent are James J. Hanks, Jr., c/o Ballard Spahr Andrews & Ingersoll, LLP, 300 East Lombard Street, Baltimore, Maryland 21202.

         The undersigned, being all of the trustees of the Trust, acknowledge under the penalties of perjury, that to the best of their knowledge and belief, the facts stated herein are true.

         IN WITNESS WHEREOF, each of the undersigned trustees have signed this Certificate of Trust this 4th day of May, 2001.



                                            /s/ Gerard M. Martin
                                            Gerard M. Martin


                                            /s/ Barry M. Portnoy
                                            Barry M. Portnoy